Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Himax Technologies, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-137585) on Form S-8 of Himax Technologies, Inc. of our reports dated June 16, 2008, with respect to the consoldiated balance sheets of Himax Technologies, Inc. (a Cayman Island Company) and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 20-F of Himax Technologies, Inc.

Our report dated June 16, 2008, contains an explanatory paragraph that states the Company adopted the recognition and disclosure provisions of Statements of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006.

Our report dated June 16, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, contains an explanatory paragraph that states that Himax Technologies, Inc. acquired Wisepal Technologies, Inc. during 2007, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, Wisepal Technologies, Inc.’s internal control over financial reporting associated with total assets of $9,188 thousand and total revenues of $6,429 thousand included in the consolidated financial statements of Himax Technologies, Inc. and subsidiaries as of and for the year ended December 31, 2007. Our audit of internal control over financial reporting of Himax Technologies, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of Wisepal Technologies, Inc.

/s/ KPMG
Taipei, Taiwan (the Republic of China)
June 20, 2008